Exhibit 2.D       Consent of Ernst & Young, LLP (Philadelphia, PA)

                                                                 EXHIBIT 99.2(D)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 4, 2000 accompanying the financial statements of Separate Account B of The Manufacturers Life Insurance Company of New York in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-69987 on Form S-6 and related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York.




Philadelphia, Pennsylvania
April 13, 2000